Exhibit 99.1

THE LGL GROUP ANNOUNCES COMPLETION OF THE SPIN-OFF OF M-TRON INDUSTRIES, INC. AND UPDATES EFFECT ON LGL WARRANTS

ORLANDO, FL October 12, 2022 – The LGL Group, Inc. (NYSE American: LGL) announced that it has completed its previously announced spin-off of M-tron Industries, Inc. (NYSE American: MPTI) on October 7, 2022, as previously announced.

•	Mtron common stock trades on the NYSE American under the symbol “MPTI.”
•	The pro-forma shares outstanding for MPTI post the spin-off are 2.67 million.
•	The pro-forma shares outstanding for LGL post spin-off are 5.33 million.
•	The LGL warrants outstanding remain unchanged however the exercise terms will be adjusted for the Mtron Spinoff.
•	No Mtron warrants were issued in conjunction with the distribution of Mtron

Separation Details:

Shareholders of LGL received one-half share of M-tron Industries, Inc. (“Mtron”) for each share of LGL held, as previously announced and amended. The separation was achieved through the distribution of 100 percent of the shares of Mtron to holders of LGL common stock at 12:01 am on October 7, 2022, with LGL stockholders receiving one-half share of Mtron common stock for every share of LGL common stock held at the close of business on the record date of September 30, 2022. LGL stockholders entitled to receive the distribution received a book-entry account statement or a credit to their brokerage account reflecting their ownership of Mtron common stock. Fractional shares of Mtron common stock were not distributed. Any fractional shares of Mtron common stock otherwise issuable to an LGL stockholder were sold in the open market on such stockholder’s behalf, and each such stockholder will receive a cash payment for the fractional share based on its pro rata portion of the net cash proceeds from all sales of fractional shares. Under a thousand shares were sold in accordance with this provision. Following the distribution, LGL retains no ownership interest in Mtron.

Effect of Spin-off on LGL’s Outstanding Warrants:

The LGL warrants exercise price was originally set at $12.50, and the warrant accelerated exercise trigger price of $17.50 will be adjusted for the Mtron Spinoff as outlined below in “Warrant Adjustments”.

Warrant Details

LGL Group has approximately 5.25 million “European Style” warrants outstanding, exercisable at a 5 for 1 ratio into LGL shares only at the earlier of (i) the expiration of the warrant term, which is November 16, 2025, or (ii) subject to a date acceleration if triggered only after the average volume weighted average price (“VWAP”) of LGL common stock for 30 consecutive trading days is greater than or equal to an acceleration trigger price.

The warrants are publicly listed on the NYSE American under the symbol LGL.WS.

LGL’s warrant agreement is found here:

https://www.sec.gov/Archives/edgar/data/61004/000119380520001361/ex44tos1a103725036_11022020.htm

Warrant Adjustments: Exercise Price Adjustment and Target Trigger Price for Potential Acceleration of Exercise Date

The distribution of Mtron shares is a qualifying dilutive event that requires an adjustment under Section 10 (c) of the warrant agreement, with the exercise price to be adjusted following the distribution of Mtron shares to LGL shareholders.

The exercise price, originally set at $12.50, will be adjusted in accordance with the foregoing formula.

Using the calculation provided within the warrant agreement, the LGL warrants will be adjusted as follows:

EP1 = EP0 x MP0 / (FMV0 + MP0)

Where,

EP1 = the Exercise Price in effect immediately after the record date

EP0 = the Exercise Price in effect at the Close of Business on the record date ($12.50)

MP0 = the average VWAP per share of LGL from October 4th through October 17th

FMV0 = the average VWAP per share of MPTI from October 4th through October 17th. (FMV0 will be adjusted to include the effect of the distribution ratio of one-half share of MPTI for one share of LGL).

The VWAP will be derived from the when issued trading for the period from October 4, 2022 through October 6, 2022 and regular way trading from October 7, 2022 through October 17, 2022.

The target price for acceleration of the exercise date, originally set at $17.50, will be similarly adjusted in accordance with the foregoing formula used for adjusting the exercise price.

An 8-K is expected to be issued on or about October 19, 2022 with details of the warrant exercise price adjustment and related target price for acceleration of the exercise date.

Effect of Spin-off on Investor’s Cost Basis for LGL and Mtron Shares:

The Company anticipates completing IRS Form 8937 “Report of Organizational Actions Affecting Basis of Securities”, relating to the reallocation of investor’s cost basis as a result of this shareholder distribution of stock in Mtron, within 45 days of the distribution. The completed and signed Form 8937 will be posted prominently on LGL’s corporate website on or before November 21, 2022, and will be accessible to the public on this website or the primary website of any successor organization for 10 years.

Operations after the Spin-Off:

The spin-off of Mtron will enable shareholders to evaluate the performance and future potential of each entity more clearly on a standalone basis, while allowing each to pursue its own distinct business strategy and capital allocation policy. LGL continues to own and develop its frequency reference and time standard synchronization solutions business through its Precise Time and Frequency LLC (“PTF”) subsidiary and retains $40.4 million of cash and marketable securities as of the quarter ending June 30, 2022, excluding the $1.0 million of cash spun off with Mtron.

Information for investors can be found on the company's website.

https://www.lglgroup.com/sites/default/files/2022-09/LGL%20-%20September%208%202022%20-%20Spin%20Update%20R4.pdf

About M-tron Industries, Inc.

M-tron Industries, Inc. (“Mtron”) was originally founded in 1965 as Mechtronics, Industries, Inc. Shortly thereafter, the name was formally changed to M-tron Industries, Inc. The primary business of Mtron during the early years was building crystals for the CB radio market. When technology changed in the late 1970s, so did Mtron. A change in marketing approach and continued development of products provided new life for the company. Mtron became known as a supplier of high quality, high reliability crystal, oscillator, and to some degree, VCXO (Voltage Controlled Crystal Oscillator) and TCXO (Temperature Compensated Crystal Oscillator) products which would be used in applications such as telecommunication infrastructure used to make phone systems and later on, the internet function. In 1976, M-tron Industries, Inc. was acquired. In 2002, Mtron acquired the assets of Champion Technologies, Inc. of Franklin Park, Illinois. Champion was a spin-off of Motorola during the mid-1980s. This acquisition helped Mtron recover more quickly from the telecom market collapse of 2001 and 2002 by expanding product offering, as well as customer base.

In 1965, at nearly the same time that Mtron was established, another company was organized, known as Piezo Technology, Inc. (“PTI”). PTI was organized for the purpose of designing and building crystal filters used in all types of equipment where certain types of noise need to be filtered out of a circuit. PTI grew over the years in both business and products to include LC (Lumped Element) filters, TCXO and OCXO (Oven Controlled Crystal Oscillator) products. Primary markets for PTI were Military, Avionics and Instrumentation. In 1995 PTI opened a manufacturing location in India and in 2004 M-tron Industries, Inc. acquired Piezo Technology, Inc.

The combined operations of Mtron and PTI are referred to as “Mtron”, and are headquartered in Orlando, Florida. Mtron currently has a global footprint and serves most major markets that require precision timing and filter products. The Company’s target market segments include high-end telecommunications, and military, instrumentation, space and avionics (referred to as “MISA”). Mtron has operations in Orlando, Florida, Yankton, South Dakota and Noida, India. In addition, Mtron has a sales office in Hong Kong.

About The LGL Group, Inc.

In 1917, Lynch Glass Machinery Company, the predecessor of LGL, was formed, and emerged in the late twenties as a successful manufacturer of glass-forming machinery. The company was then renamed Lynch Corporation, and was incorporated in 1928, under the laws of the State of Indiana. In 1946, Lynch was listed on the “New York Curb Exchange,” the predecessor to the NYSE American. LGL Group’s long history of owning and operating various businesses in the precision engineering, manufacturing and communication services and media sectors. LGL is focused on growth through expanding new and existing operations across diverse industries.

LGL’s principal subsidiary, Precise Time and Frequency (“PTF”), is focused on the design and manufacture of high-performance Frequency and Time Reference Standards that form the basis for timing and synchronization in various applications.

For more information on LGL and its products and services, contact Ivan Arteaga at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and LGL’s and Mtron’s future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Ivan Arteaga

The LGL Group, Inc.

iarteaga@lglgroup.com

(407) 298-2000